EXHIBIT 32.1
L-1 Identity Solutions, Inc.
177 Broad Street, Twelfth Floor
Stamford, CT 06901
May 6, 2010
Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549
     Re: Certification of Principal Executive Officer Pursuant To 18 U.S.C. Sec. 1350
Dear Ladies and Gentlemen:
     In connection with the accompanying Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2010, I, Robert V. LaPenta, President and Chief Executive Officer of L-1 Identity Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1)	such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in such Quarterly Report on Form 10-Q of L-1 Identity Solutions, Inc., for the quarter ended March 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of L-1 Identity Solutions, Inc.

By:	/s/ ROBERT V. LAPENTA
Robert V. LaPenta
Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to L-1 Identity Solutions, Inc. and will be retained by L-1 Identity Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.